STATE  OF  IDAHO
OFFICE  OF  THE  SECRETARY  OF  STATE

CERTIFICATE  OF  EXISTENCE  OF  SILVER  KEY  MINING  CO.


I, PETE T. CENARRUSA, Secretary of State of the State of Idaho, hereby certify that I am the custodian of the corporation records of this State.

I FURTHER CERTIFY that the records of this office show that the above named corporation was incorporated under the laws of the Idaho and was issued a certificate of incorporation in Idaho on June 25, 1971 under the file number C43943.

I FURTHER CERTIFY that the corporation is in good standing on the records of this office.

Dated:  June  4,  1999

/s/  Pete  T.  Cenarrusa

Secretary  of  State

By:  Tonya  Herold






























Submission page 30 of 49

STATE  OF  IDAHO

OFFICE  OF  THE  SECRETARY  OF  STATE

I, PETE T. CENARRUSA, Secretary of State of the State of Idaho, hereby certify that I am the custodian of the corporation, limited partnership, and limited liability company records of this State.


I FURTHER CERTIFY That the annexed is a full, and true and complete transcript of articles of incorporation of SILVER KEY MINING CO., an Idaho Corporation, received and filed in this office on June 25, 1971, under file number C43943, including all amendments filed thereto, as appears of record in this office as of this date.

Dated:  June  4,  1999


/s/  Pete  T.  Cenarrusa

Secretary  of  State

By:  Tonya  Herold






Great Seal of the State of Idaho























Submission page 31 of 49

STATE  OF  IDAHO
DEPARTMENT  OF  STATE

CERTIFICATE  OF  INCORPORATION



I, PETE T. CENARRUSA, Secretary of State of the State of Idaho, and legal custodian of the corporation records of the State of Idaho, do hereby certify that the original of the articles of incorporation of SILVER KEY MINING CO. was filed in the office of the Secretary of State on the twenty-fifth day of June A.D., One Thousand Nine Hundred seventy-one and will be duly record on microfiled of Record of Domestic Corporations, of the State of Idaho, and that the said articles contain the statement of facts required by section 30-103, Idaho Code.

I FURTHER CERTIFY, That the persons executing the articles and their associates and successors are hereby constituted a corporation, by the name hereinbefore stated, for Perpetual Existence from the date hereof, with its registered office in the State located at Kellogg, Idaho in the County of Shoshone.

IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed the Great Seal of the State. Done at Boise City, the Capital of Idaho, this 25th day of June A. D., 1971.

/s/  Pete  T.  Cenarrusa

Secretary  of  State



Great Seal of the State of Idaho


























Submission page 32 of 49

ARTICLES OF INCORPORATION

OF

SILVER KEY MINING CO.

KNOW ALL MEN BY THESE PRESENTS:

That we, the undersigned, all of whom are citizens of the United States of America, and over the age of twenty-one years, have this day voluntarily associated ourselves together for the purposes of forming a corporation under the laws of the State of Idaho, and we hereby certify:

FIRST:  That  the  name  of  this  corporation  shall  be  SILVER KEY MINING CO.

SECOND:  That  the purposes for which this corporation is formed are as follows:

1. To carry on the business of mining, milling, concentrating, converting, smelting, treating, preparing for market, manufacturing, buying, selling, exchanging, and otherwise producing and dealing in uranium, rare earths, metals and minerals of any kind and nature, including radioactive substances of every kind and description, or other metals, minerals, elements and compounds as not now known but which may hereafter be discovered or developed, also gold, silver, copper, lead, zinc, brass, iron steel and all kinds of ores, metals and minerals, and the products and by-products thereof of every kind and description and by whatsoever process the same can be or may hereafter be produced;' and to locate, purchase, acquire, own, enter, lease, rent, sell, convey and deal in mines, mining claims and mineral lands of every kind, nature and description; also purchase, acquire, enter, own, lease, rent, sell and deal in mill sites, water rights, timber claims and other timber lands, real estate terminal facilities and easements of any and all kinds; to work, prospect and develop mines, mining claims and mineral lands of any and every kind, nature and description, either for itself or for other companies, corporations or individuals, and upon such terms and for such remuneration as it shall deem fit and proper to accept, and to purchases, take, lease, rent, own hold or sell not only the whole of any and all such mines, mining claim, mineral lands and other property, but any interior or interests therein; to purchase or otherwise acquire, and to own, control, sell, assign, pledge or otherwise dispose of shares of capital stock, bonds or other evidences of debt issued or credited by any other corporation or corporations, whether foreign or domestic, and whether now or hereafter to be organized, and while the holder of any such shares of stock, to exercise all the rights and privileges of ownership, including the right to vote the same to the extent as a natural person might or could do; to do everything that may be proper or necessary in the conduct of its business in the way of locating, prospecting, developing, acquiring, buying, leasing, holding, operating, renting, and/or selling mining claims and minerals lands of every kind, nature and description and/or in the way of working and operating such mines, mineral claims and mineral lands and producing ores and minerals therefrom and/or in the way of reducing such ores and minerals to the most merchantable value and in so doing to contract for, build, buy, lease, own, hold, sell and operate and all necessary mills, smelters, machinery, equipment, roads, railroads, tramways, ditches, flumes and such other property as it shall deem necessary and proper in carrying out the objects herein stated; and also to purchases, lease, rent, erect, own, hold, operate and sell buildings, hotels, boarding houses and sawmills and to conduct mercantile businesses of any and all kinds ant to engage in steam and/or other transportation, road building and engineering, freighting and hauling.

Submission page 33 of 49

2. To conduct a general mining, milling, smelting and reduction business and to transact other business collateral thereto.

3. To exercise the right of eminent domain according to law, and to condemn rights-of-way for tunnels, shafts, hoisting works, dumps, cuts, ditches, canals, reservoirs, storage basins, dams, roads, railroads, and tramways, incident, necessary or convenient for the uses and purposes and objects of this corporation, and to do all things incident to the general business of this corporation, and to all things incident to the general business of this corporation in the State of Idaho and/or any other states and /or territories of the United States, and elsewhere that this corporation may desire to conclude to do business

4. To buy, and sell ores, bullion, metals, concentrates, tailings and other materials, and to refine the same or to reduce the same for pay.

5. To purchase, own, enjoy and sell, any and all franchises, patents, real property, leases of real property of all kinds and nature useful or beneficial for the prosecution of the business of this corporation.

6. To borrow money on its notes, bonds and/or other obligations for the general purposes of this corporation, and to mortgage, pledge and give in trust any and all of its property to secure the payment hereof.

7. To pay the expenses of and preliminary and incidental to the formation, establishment and registration of this corporation.

8. To do each and every thing necessary, suitable or proper for the accomplishment of any of the purposes or the attainment of any one or more of the objects herein enumerated, or which shall at any time appear conducive to or expedient for the protection or benefit of this corporation.

9. To enter into any agreement, coalition or enterprise to carry out the purposes of this corporation.

10. To contract with, to enter into an agreement with, to cooperate with the Office of Mineral Exploration, or any other agency of the United States, and if permissible, any other government or country to carry out the purposes of this corporation, and to do all other things and conveniences which may seek necessary, convenient or incidental to any objective of this corporation, whether or not specifically named herein.

THIRD: The principal place of business of this corporation shall be at 311 Main Street, in the City of Kellogg, County of Shoshone, State of Idaho, at which place this corporation shall maintain its registered office.

FOURTH:  The  duration  of  this  company  shall  be  perpetual.

FIFTH: The number of directors of this corporation shall be from three to seven and they shall be elected annually and shall serve until the election and qualification of their successors. The directors who are to serve for the first corporate year shall be selected by the incorporators at the time they organize.

SIXTH: The amount of capital stock of this corporation shall be Two Hundred Fifty Thousand Dollars ($250,000.00) divided into five million (5,000,000) shares having the par value of five cents ($.05) per share, all of which stock shall be non-assessable stock.



Submission page 34 of 49

SEVENTH: The Board of Directors of this corporation shall have power and authority from time to time to authorize the sale of, and to sell, for cash or otherwise, all or any portion of the unissued and/or of the treasury stock of this corporation without said stock, or any thereof, being first offered to the shareholders of this corporation.

EIGHTH: The Board of Directors of this corporation shall, at any regular or special meeting of said Board have power and authority to repeal any or all of the by-laws, and/or to adopt new by-laws, a majority vote of said directors being required for the exercise of said power.

NINTH: The name and post office address of each of the incorporators of this company, and the number of shares of this corporation which have been subscribed for by each of said incorporators are as follows, to wit:

Name  of  Incorporator             P.O.  Address             No.  of  Shares
---------------------------      ---------------------    -------------
Louis  Woolley                    Wallace,  Idaho           100
Alfred  E.  Tofte                  Wallace,  Idaho           100
Fred  W.  Bently                   Wallace,  Idaho           100

     IN WITNESS WHEREOF, we have hereunto set our hands the 23rd day of June, 1971.


/s/ Louis Woolley
-----------------------------

/s/ Alfred E. Tofte
-----------------------------

/s/ Fred W. Bentley
-----------------------------




STATE  OF  IDAHO     )
                   )  ss.
County  of  Shoshone  )


On this 23rd day of June, 1971, before me, the undersigned, a Notary Public in and for the State of Idaho, personally appeared Louis Woolley, Alfred E. Tofte, and Fred W. Bentley, known to me to be the persons whose names are subscribed to the foregoing ARTICLES OF INCORPORATION, and severally acknowledged to me that they executed the same, and that each of them is a resident of the State of Idaho and is of legal age.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal the day and year in this certificate first above written.

/s/  James  P.  Keane
Notary  Public  for  the  State  of  Idaho
Residing  at  Kellogg,  Idaho




Submission page 35 of 49

#43943

CERTIFICATE  OF  APPOINTMENT  OF  REGISTERED  AGENT

KNOW  ALL  MEN  BY  THESE  PRESENTS:

That Silver Key Mining Co, an Idaho Corporation, pursuant to section 30-1-12, Idaho Code, and by authority of its Board of Directors does hereby appoint James
P. Keane of 311 Main Street, Kellogg Idaho as its Registered Agent in the State of Idaho, upon whom process issued by authority of or under any law of the State of Idaho may be served.

IN WITNESS WHEREOF, the corporation has caused this certificate to be executed and verified by its President (or Vice-President) on this 19th day of May, 1979.

SILVER  KEY  MINING  CO.

By:  /s/  Louis  R.  Woolley
President


STATE  OF  IDAHO     )
                   )  ss.
County  of  Shoshone  )

Subscribed  and  sworn  before  me  on  this  29th  day  of  May,  1979.

IN  WITNESS  WHEREOF,  I  have  hereunto  set  my  hand  and  affixed  my  seal.

/s/  Iruce  Nonini
Notary  Public





























Submission page 36 of 49

STATEMENT  OF  CHANGE  OF  REGISTERED  OFFICE  OR  REGISTERED  AGENT  OR  BOTH

To  the  Secretary  of  State  of  Idaho:

Pursuant to the provisions of the Idaho Business Corporation Act, the undersigned corporation organized under the laws of the State of Idaho submits the following statement for the purpose of changing its registered office or its registered agent, or both, in the State of Idaho.

1.  The  name  of  the  corporation  is  SILVER  KEY  MINING  COMPANY

2. The street or RFD address of its present registered office is 311 Main Street, Kellogg, Idaho.

3. The street or RFD address to which its registered office is to be changes is 202 Johnston Building Coeur d'Alene, Idaho 83814

4.  The  name  of  its  old  registered  agent  is  James  P.  Keane.

5.  The  name  of  its  new  registered  agent  is  H.  S.  Sanderson.

6. The address of the registered office and the business address of the registered agent are identical.

7.  The foregoing change was authorized by resolution of the board of directors.

Dated  June  29,  1981.

By:  /s/  Louis  Woolley
President


STATE  OF  IDAHO     )
                   )  ss.
County  of  Kootenai  )

I, Jean A. Smith, a notary public, do hereby certify that on this 29th day of June, 1981, personally appeared before me Louis Woolley, who being by me first duly sworn, declared that he is the President of Silver Key Mining Company, that he signed the foregoing document as President of the corporation and that the statements therein contained are true.

/s/  Jean  A.  Smith,  Notary  Public

















Submission page 37 of 49

STATE  OF  IDAHO

DEPARTMENT  OF  STATE

CERTIFICATE  OF  AMENDMENT  OF

SILVER  KEY  MINING  CO.

I, PETE T. CENARRUSA, Secretary of State of the State of Idaho hereby, certify that duplicate originals of Articles of Amendment to the Articles of Incorporation of Silver Key Mining Co. duly signed and verified pursuant to the provisions of the Idaho Business Corporation Act, have been received in this office and are found to conform to law.

ACCORDINGLY and by virtue of the authority vested in me by law, I issue this Certificate of Amendment to the Articles of Incorporation and attach hereto a duplicate original of the Articles of Amendment.

Dated  September  14th,  1981





/s/  Pete  T.  Cenarrusa
Secretary  of  State



Great Seal of the State of Idaho






























Submission page 38 of 49

ARTICLES  OF  AMENDMENT  TO  THE
ARTICLES  OF  INCORPORATION  OF
SILVER  KEY  MINING  COMPANY

Pursuant to the provisions of Section 30-1-61 of the Idaho Business Corporation Act, the undersigned corporation adopts the following Article of Amendment to its Articles of Incorporation:

FIRST: The following amendments of the Article of Incorporation was adopted by the Board of Directors and shareholders of the corporation on June 30, 1981, in the manner prescribed by the Idaho Business Corporation Act:


     That Article "Sixth" of the Articles of Incorporation of Silver Key Mining Company was amended to read as follows:

     SIXTH: The aggregate number of shares which this Corporation shall have authority to issue is Ten Million (10,000,000) shares of the par value of Five Cents ($.05) per share, all of one class which shall be designated common stock, and which stock shall be non-assessable.

SECOND: The number of one-class common shares of the corporation outstanding at the time of such adoption was 1,453,560; and the number of shares entitled to vote there on was 1,453,560.

THIRD: The number of shares voted for such amendment was 1,453,560; and the number of shares voted against such amendment was 0.

FOURTH: The manner in which such amendment effects a change in the amount of stated capital, and the amount of stated capital as changed by such amendment are as follows: The stated capital was increased by $250,000.00 from the prior amount of $250,000.00 to the amount of $500,000.00


Dated June 30, 1981.

SILVER KEY MINING COMPANY

By: /s/ Louis Woolley
President

By: /s/ Fred W. Bentley,Sr.
Secretary

STATE  OF  IDAHO     )
                   )  ss.
County  of  Kootenai  )

I, H .S. Sanderson, a notary public, do hereby certify that on this 30th day of June, 1981, personally appeared before me Louis R. Woolley and Fred W. Bently, SR., who being by me first duly sworn, declared that they are the President and Secretary, respectively and that the statements therein contained are true.


/s/  H. S. Sanderson,
Notary  Public in and for the State of Idaho
Residing at Coeur d'Alene
My commission expires:  Life


Submission page 39 of 49

RESOLUTION BY THE SHAREHOLDERS
AND DIRECTORS OF SILVER KEY MINING COMPANY,
AN IDAHO CORPORATION,
AUTHORIZING INCREASE IN SHARES.


RESOLUTION


WHEREAS, this corporation desires to undertake an exploration program on its mining property located between Ninemile and Burke canyons northeast of Wallace about two mines in Shoshone County, Idaho, which work will consist primarily of core drilling at an estimated cost of $500,000.00 including the cost of obtaining the required financing, and

WHEREAS, this corporation intends to finance such exploration program by means of a public offering of its stock pursuant to a "Regulation A" filing under the U.S. Securities Act of 1933 and required state registrations, said stock to be offered through an underwriter at a price of $.10 per share, and

WHEREAS, such public offering contemplates the sale of 5,000,000 shares of this corporation's one-class common stock, which number of shares substantially exceeds the 3,546,400 shares of the presently authorized and unissued shares of the corporation and therefor it is desirable to increase the total authorized number of shares from 5,000,000 to 10,000,000 in order to provide the necessary funding and to also have a reserve of unissued shares for other corporation purposes, and

WHEREAS, the undersigned are all now of the directors and presently existing shareholders of the corporation,

NOW THEN, BE IT RESOLVED that the stated capital of this Corporation be increase from $350,000.00 to $500,000.00 and its authorized number of common shares be increased from 5,000,000 to 10,000,000 of $.05 par value each and that accordingly Article Sixth of its Articles of Incorporation be amended to read as follows, to wit:


     SIXTH: The aggregate number of shares which this Corporation shall have authority to issue is Ten Million (10,000,000) shares of the par value of Five Cents ($.05) per share, all of one class which shall be designated common stock, and which stock shall be non-assessable.

FURTHER RESOLVED that the President and Secretary of this corporation are hereby authorized and directed to execute and file a certificate of the amendment authorized by this resolution.













Submission page 40 of 49

Dated this 30th day of June, 1981.

Wallace Diamond Drill Co.
                                   /s/ Louis R. Woolley
By:  /s/ Lovon Fausett             Louis R. Woolley - a director and stockholder
                                   /s/ Fred W. Bentley, Sr
C & B Drilling                     Fred W. Bentley, Sr - a director and
                                   stockholder
By:  /s/ Glenn Chapman             /s/ Alfred E. Tofte
                                   Alfred E. Tofte - a director and stockholder
---------------------------
R. D. Lane

/s/ Garth M. Crosby

/s/ Paul W. Hammock

/s/ Glenn R. Chapman

/s/ James D. Keane

/s/ Robert E. Brown

/s/ John J. Peacock                    /s/ Donald C. Springer

/s/ William F. Boyd                    /s/ H. S. Sanderson

-------------------------------        /s/ Michael F. Peacock
John C. Peacock

                        -- Stockholders --




























Submission page 41 of 49

STATE OF IDAHO
DEPARTMENT OF STATE
CORPORATION REINSTATEMENT CERTIFICATE

I, PETE T. CENARRUSA, Secretary of the State of Idaho, do hereby certify that SILVER KEY MINING CO. a corporation under the laws of the State of Idaho, forfeited its corporate powers or its right to do business in the Sate of Idaho on December 1, 1987.

I FURTHER CERTIFY that the corporation has on January 27, 1988, been reinstated on the records of this office, and that its corporate powers or its right to do business in the State of Idaho are hereby restored.


Dated January 27, 1988.




/s/  Pete  T.  Cenarrusa
Secretary  of  State



Great Seal of the State of Idaho































Submission page 42 of 49

STATE OF IDAHO
DEPARTMENT OF STATE
CORPORATION REINSTATEMENT CERTIFICATE

I, PETE T. CENARRUSA, Secretary of the State of Idaho, do hereby certify that SILVER KEY MINING CO., file number C43943, a corporation under the laws of the State of Idaho, forfeited its corporate powers or its right to do business in the State of Idaho on December 1, 1994.

I FURTHER CERTIFY that the corporation has on October 20, 1997, been reinstated on the records of this office, and that its corporate powers or its right to do business in the State of Idaho are hereby restored.


Dated October 20, 1997.


/s/  Pete  T.  Cenarrusa
Secretary  of  State
By: /s/ Natalie Lamb


Great Seal of the State of Idaho


APPLICATION FOR REINSTATEMENT
To the SECRETARY OF STATE, STATE OF IDAHO

Stamped:
97 OCT 20, PM 3:23
Secretary of State
State of Idaho

Stamped:
Idaho Secretary of State
Secretary of State use only
10/21/1997 09:00
CK: 2144 CT: 73172 BH: 48421
1 @ 30.00 = 30.00 Corp Reins

Seal of the State of Idaho

1. The name of the Idaho corporation applying for reinstatement following administrative dissolution or forfeiture is: SILVER KEY MINING CO.

2.  The date of its incorporation was:  06/25/1971

3.  The corporation hereby applies for reinstatement.

4. This application is accompanied by a current annual report, appointment of registered agent, or articles of amendment of extending existence, as appropriate and a filing fee of $30.00.

Signature:  /s/ Dale F. Miller
President
Date:  Oct. 16, 1997